UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2019

HI-CRUSH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Post Oak Blvd., Suite 600 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 980-6200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fulton Resignation

On December 5, 2019, Laura C. Fulton provided notice of her intention to resign from her position as the Chief Financial Officer (Principal Financial Officer) of Hi-Crush Inc. (the “Company”), effective December 31, 2019 (the “Resignation”). Ms. Fulton’s departure is not related to any disputes or disagreements regarding financial disclosures, accounting or legal matters or on any other matter relating to the Company’s operations, policies or practices.

McCormick Appointment

On December 5, 2019, Phil McCormick, Vice President of Finance of the Company, was appointed to serve as Chief Financial Officer of the Company and assume the duties and responsibilities of its Principal Financial Officer, effective January 1, 2020 (the “Appointment”).

Mr. McCormick, 52, has nearly 30 years of experience in finance, accounting, treasury, risk management and capital markets. Mr. McCormick joined the Company in August 2018. Prior to joining the Company, Mr. McCormick served in various senior level positions at KBR, Inc. from 2009 to 2018, including Vice President of Finance and Treasurer. Prior to that, Mr. McCormick held various senior level roles at LyondellBasell from 1998 to 2009, including Director, Internal Controls. Mr. McCormick began his career as an Audit Manager at Coopers & Lybrand in 1990. He earned a Bachelor of Business Administration in Accounting from The University of Texas at Austin and is a Certified Public Accountant in the State of Texas.

There are no arrangements or understandings between Mr. McCormick and any other persons pursuant to which he was appointed as the Chief Financial Officer of the Company, and Mr. McCormick has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. McCormick does not have a familial relationship with any member of the board of directors or any executive officer of the Company.

In connection with Mr. McCormick’s appointment, the Company and its subsidiary, Hi-Crush Services LLC (the “Employer”), and Mr. McCormick entered into an employment agreement (the “Employment Agreement”), to be effective January 1, 2020 (the “Effective Date”). The initial term of the Employment Agreement is one year from the Effective Date, with automatic extensions for additional one-year periods unless either party provides at least 30 days’ advance written notice of non-renewal.

Pursuant to the Employment Agreement, Mr. McCormick will receive an annualized base salary of $300,000 and, beginning with calendar year 2021, will be eligible to receive discretionary bonus compensation for each calendar year that Mr. McCormick is employed by the Employer (as applicable, the “Annual Bonus”) and discretionary equity awards under the Hi-Crush Inc. Long Term Incentive Plan (the “LTIP”). For the 2020 calendar year, in lieu of an Annual Bonus, Mr. McCormick will be eligible to receive a $250,000 retention payment (the “Retention Payment”), payable within 60 days following June 30, 2021, subject to Mr. McCormick’s continued employment through such date. Alternatively, if Mr. McCormick’s employment ends prior to June 30, 2021 as a result of a termination by the Employer without Cause or his death or Disability, subject to satisfaction of the applicable release requirement, Mr. McCormick will also receive payment of the Retention Payment within 60 days following the date of termination.

The Employment Agreement provides that employment may be terminated by the Employer with or without “Cause,” by Mr. McCormick for or without “Good Reason,” due to Mr. McCormick’s “Disability” or death, or due to expiration of the term of the Employment Agreement (each quoted term as defined in the Employment Agreement). Upon termination of employment for any reason, the Employment Agreement provides that the Employer shall pay Mr. McCormick all unpaid base salary, all accrued, unused vacation time, if any, in accordance with the Employer’s vacation policies as in effect from time to time, and any unreimbursed business expenses incurred prior to the date on which his employment terminates (as applicable, the “Termination Date”).

Upon termination of employment by the Employer without Cause, or by Mr. McCormick for Good Reason, in each case prior to the expiration of the then-existing initial term or renewal term under the Employment Agreement, then, so long as Mr. McCormick executes a release of claims in favor of the Employer and its affiliates and abides by the confidentiality, non-solicitation, non-competition and intellectual property terms of the Employment Agreement, Mr. McCormick will receive (A) severance payments in a total amount equal to (i) 12 months of his base salary as of the Termination Date or (ii) if the Termination Date is within 24 months following a “Change in Control” (as defined in the LTIP) (such period, a “CIC Protection Period”), 18 months of his base salary as of the Termination Date plus one and one half times his target Annual Bonus for the calendar year in which the Termination Date occurs, (B) reimbursement for the difference between the amount he pays to effect and continue COBRA coverage (including coverage for his spouse and eligible dependents) and the executive contribution amount that similarly situated executives of the Company pay for the same or similar coverage under such group health plans, during the portion, if any, of the 12-month (or, if the Termination Date is during a CIC Protection Period, 18-month) period following the Termination Date that he elects to continue coverage, (C) a pro-rata portion of the Annual Bonus for the calendar year in which the Termination Date occurs, (D) on the date that is 60 days following the Termination Date, all of his outstanding time-based equity awards granted pursuant to the LTIP will become fully vested as of the Termination Date, (E) on the date that is 60 days following the Termination Date, a pro-rata portion of his outstanding performance-based equity awards granted pursuant to the LTIP will become earned based on actual performance through the Termination Date; provided that if the Termination Date is within a CIC Protection Period, all of his then outstanding performance-based equity awards granted pursuant to the LTIP will be deemed to be earned at target levels of performance, and (F) payment of the Annual Bonus applicable to any prior completed calendar year to the extent the Annual Bonus has not been paid as of the Termination Date with respect to such calendar year.

If Mr. McCormick’s employment is terminated due to his Disability or death, then all of his outstanding time-based equity awards granted pursuant to the LTIP will become fully vested on the Termination Date and a pro-rata portion of his outstanding performance-based equity awards granted pursuant to the LTIP will become earned based on actual performance through the Termination Date.

Under the Employment Agreement, Mr. McCormick will be subject to restrictions on competition and solicitation during his employment and for a period of one year thereafter. The Employment Agreement also contains standard confidentiality covenants.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full and complete text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure

On December 6, 2019, the Company announced the Resignation and Appointment. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Number	Exhibit Description

10.1	Employment Agreement, dated December 5, 2019, by and between Hi-Crush Services LLC, Hi-Crush Inc. and Phil McCormick.

99.1	Press release dated December 6, 2019

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 6, 2019	Hi-Crush, Inc.

	By:	/s/ Mark C. Skolos
	Name:	Mark C. Skolos
	Title:	General Counsel, Chief Compliance Officer and Secretary

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